As filed with the Securities and Exchange Commission on January 19, 2018

Registration No. 333-88825

Registration No. 333-80491

Registration No. 333-80495

Registration No. 333-78651

Registration No. 333-78653

Registration No. 333-63311

Registration No. 333-118818

Registration No. 333-149845

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-88825

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-80491

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-80495

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-78651

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-78653

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-63311

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-118818

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-149845

FORM S-8 POS

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMAZON.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	410 Terry Avenue North Seattle WA 98109-5210	91-1646860
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices including zip code)	(I.R.S. Employer Identification Number)

Convergence Corporation Stock Option Plan

Alexa Internet Amended and Restated 1997 Stock Option Plan

Accept.com Financial Services Corporation 1998 Stock Plan

Innerlinx Technologies, Incorporated 1997 Stock Option Plan

e-Niche Incorporated Amended and Restated 1998 Stock Option and Grant Plan

Junglee Corp. 1996 Stock Plan

Junglee Corp. 1998 Equity Incentive Plan

Sage Enterprises, Inc. 1997 Amended Stock Option Plan

Sage Enterprises, Inc. MVP Stock Option Plan

Joyo.com Limited 2004 Share Option Plan

Audible, Inc. 1999 Stock Incentive Plan

(Full title of the plan)

David A. Zapolsky Senior Vice President, General Counsel, and Secretary Amazon.com, Inc. 410 Terry Avenue North Seattle WA 98109-5210 (206) 266-1000	Copies to: Ronald O. Mueller, Esq. Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, DC 20036-5306 (202) 955-8671
(Name and address of agent for service)

(206) 266-1000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (the “Registration Statements”) filed by Amazon.com, Inc. (the “Company”) with the Securities and Exchange Commission:

1.	Registration No. 333-88825, filed on October 12, 1999, relating to the Convergence Corporation Stock Option Plan.

2.	Registration No. 333-80491, filed on June 11, 1999, relating to the Alexa Internet Amended and Restated 1997 Stock Option Plan.

3.	Registration No. 333-80495, filed on June 11, 1999, relating to the Accept.com Financial Services Corporation 1998 Stock Plan.

4.	Registration No. 333-78651, filed on May 17, 1999, relating to the Innerlinx Technologies, Incorporated 1997 Stock Option Plan.

5.	Registration No. 333-78653, filed on May 17, 1999, relating to the e-Niche Incorporated Amended and Restated 1998 Stock Option and Grant Plan.

6.	Registration No. 333-63311, filed on September 11, 1998, as amended on October 1, 1998, relating to the Junglee Corp. 1996 Stock Plan, the Junglee Corp. 1998 Equity Incentive Plan, the Sage Enterprises, Inc. 1997 Amended Stock Option Plan, and the Sage Enterprises, Inc. MVP Stock Option Plan.

7.	Registration No. 333-118818, filed on September 3, 2004, relating to the Joyo.com Limited 2004 Share Option Plan.

8.	Registration No. 333-149845, filed on March 20, 2008, relating to the Audible, Inc. 1999 Stock Incentive Plan.

The Company has terminated all offerings of its securities pursuant to the Registration Statements and hereby removes and withdraws from registration all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 19th day of January, 2018.

AMAZON.COM, INC.

By:	/s/ Mark F. Hoffman
Mark F. Hoffman
Vice President & Associate General Counsel and Assistant Secretary

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statements on Form S-8.

2